                                    EXHIBIT 2

                         FORM OF PARENT VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "AGREEMENT") is entered into dated as of March 4, 2002, by and between Captiva Software Corporation, a California corporation ("the COMPANY"), and _________________ ("STOCKHOLDER").

                              W I T N E S S E T H:

        WHEREAS, Company, Condor Merger Corp. a California corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and ActionPoint, Inc., a Delaware corporation (the "PARENT"), propose to enter into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (as the same may be amended from time to time, the "MERGER AGREEMENT"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger (the "MERGER") of Merger Sub with and into the Company;

        WHEREAS, as of the date hereof, Stockholder owns beneficially or of record or has the power to vote, or direct the vote of, the number of shares of common stock of the Company (the "PARENT COMMON STOCK"), as set forth opposite such Stockholder's name on EXHIBIT A hereto (all such Parent Common Stock and options, warrants or other rights to acquire shares of Parent Common Stock of which ownership of record or beneficially or the power to vote is hereafter acquired by Stockholder prior to the termination of this Agreement being referred to herein as the "SHARES"); and

        WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has requested that Stockholder agree to enter into this Agreement, and, in order to induce the Company to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                    TRANSFER, VOTING AND CONVERSION OF SHARES

        SECTION 1.01 TRANSFER OF SHARES. Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of Stockholder's Shares or any interest in such Shares, except pursuant to the Merger Agreement or unless the transferee of such Shares shall agree to hold such Shares subject to the terms of this Agreement by executing counterpart signature pages hereto and to the Proxy (as defined below), or

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(b) deposit any Shares or any interest in such Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated herein), or (c) enter into any contract, commitment, option or other arrangement or undertaking (other than the Merger Agreement) with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition of any Shares.

        SECTION 1.02 VOTE IN FAVOR OF THE MERGER. During the period commencing on the date hereof and terminating at the Effective Time, Stockholder, solely in Stockholder's capacity as a Stockholder of Parent, agrees to vote (or cause to be voted) all of the Shares at any meeting of the Stockholders of Parent or any adjournment thereof, and in any action by written consent of the Stockholders of the Company, (i) in favor of the approval of Share Issuance, the Charter Amendment, the Merger Agreement (including the principal terms thereof) and the Merger, and in favor of the other transactions contemplated by the Merger Agreement, (ii) against any Parent Acquisition Transaction or any other action that could reasonably be expected to delay or not to facilitate approval of the Merger, (iii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or that could reasonably be expected to result in any of the conditions to the Parent's obligations under the Merger Agreement not being fulfilled, and (iv) in favor of any other matter relating to the consummation of the transactions contemplated by the Merger Agreement.

        SECTION 1.03 GRANT OF IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to the Company a proxy with respect to Stockholder's Shares in the form attached hereto as EXHIBIT B (the "PROXY"), which shall be coupled with an interest and irrevocable to the fullest extent permissible by law.

        SECTION 1.04 TERMINATION. This Agreement, the Proxy granted hereunder and the obligations of Stockholder pursuant to this Agreement shall terminate upon the date of the termination of the Merger Agreement pursuant to Article VIII thereof; provided, however, that the termination of this Agreement shall not relieve Stockholder from any liability for any previous breach of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF STOCKHOLDER

        Stockholder hereby represents and warrants to the Company as follows:

        SECTION 2.01 AUTHORIZATION; BINDING AGREEMENT. Stockholder has all legal right, power, authority and capacity to execute and deliver this Agreement and the Proxy, to perform his, her or its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Proxy have been duly and validly executed and delivered by or on behalf of Stockholder and, assuming their due authorization, execution and delivery by or on behalf of Parent, constitute a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) the

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effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        SECTION 2.02 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) The execution and delivery of this Agreement and the grant of the Proxy to the Company by Stockholder do not, and the performance of this Agreement and the grant of the Proxy to the Company by Stockholder will not, (i) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to Stockholder or by which Stockholder or any of Stockholder's properties or assets is bound or affected, (ii) violate or conflict with the Certificate of Incorporation, Bylaws or other equivalent organizational documents of Stockholder (if any), or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated by this Agreement.

        (b) The execution and delivery of this Agreement and the grant of the Proxy to the Company by Stockholder do not, and the performance of this Agreement and the grant of the Proxy to the Company by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or materially delay the performance by Stockholder of Stockholder's obligations under this Agreement. Other than a Lock-Up Agreement with Parent dated as of even date herewith, Stockholder does not have any understanding in effect with respect to the voting or transfer of any Shares, other than any right of repurchase granted to Parent. Stockholder is not required to make any filing with or notify any governmental or regulatory authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT").

        (c) If Stockholder is a natural person and is married, and Stockholder's Shares constitute community property or if the approval of Spouse is otherwise needed for this Agreement to be legal, valid and binding on Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Spouse, enforceable against Spouse in accordance with its terms.

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        SECTION 2.03 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Stockholder or any of Stockholder's affiliates, threatened before any agency, administration, court or tribunal, foreign or domestic, against Stockholder or any of Stockholder's affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such), or any of their respective partners (in the case of a partnership), that, individually or in the aggregate, could reasonably be expected to materially delay or materially impair Stockholder's ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Stockholder or any of Stockholder's affiliates, or, to the knowledge of Stockholder or any of Stockholder's affiliates, any of their respective directors or officers (in their capacities as such), in the case of a corporate entity, or any of their respective partners (in the case of a partnership), that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Stockholder's ability to consummate the transactions contemplated by this Agreement.

        SECTION 2.04 TITLE TO SHARES. As of the date of this Agreement, Stockholder is the record or beneficial owner of the Shares free and clear of all liens, encumbrances, claims, proxies or voting restrictions other than pursuant to this Agreement. The shares of Parent Common Stock, including the options, warrants or other rights to acquire such stock, set forth on EXHIBIT A hereto, are all of the securities of Parent owned, directly or indirectly, of record or beneficially by Stockholder on the date of this Agreement.

        SECTION 2.05 ABSENCE OF CLAIMS. Stockholder has no claims, actions, causes of actions, suits, debts, liens, demands, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, based on any fact or circumstance from the beginning of time to the date of this Agreement, including, without limitation, any claims arising from Stockholder's employment with Parent or Stockholders' ownership of the Shares, whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction that he, she or it could assert against Parent or its predecessors, successors, assigns, officers, directors, Stockholders, employees or agents.

        SECTION 2.06 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement.

                                   ARTICLE III

                            COVENANTS OF STOCKHOLDER

        SECTION 3.01 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

        SECTION 3.02 CONFIDENTIALITY. Stockholder agrees to, and shall use Stockholder's reasonable best efforts to cause its agents, representatives, affiliates, employees, officers and directors, in the case of a corporate entity, to:

        (a) treat and hold as confidential (and not disclose or provide access to any person other than the Company and its agents, representatives, affiliates, employees, officers and directors) and to refrain from using any information relating to trade secrets, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Company, Parent, any affiliates of Parent or their businesses;

        (b) in the event that Stockholder or any agent, representative, affiliate, employee, officer or director of Stockholder, in the case of a corporate entity, becomes legally compelled to disclose any such information, provide the Company with prompt written notice of such requirement so that the Company or Parent may seek a protective order or other remedy or waive compliance with this Section 3.02; and

        (c) in the event that such protective order or other remedy is not obtained, or the Company waives compliance with this Section 3.02 furnish only that portion of such confidential information that is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information; PROVIDED, HOWEVER, that this Section 3.02 shall not apply to any information that, (i) at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Stockholder or Stockholder's agents, representatives, affiliates, employees, officers or directors, in the case of a corporate entity, (ii) must be disclosed under applicable laws or regulations or judicial or administrative proceedings (subject to clauses (b) and (c) above), or (iii) shall be disclosed to Stockholder's legal advisors in connection with advising Stockholder as to his, her or its legal rights and obligations. Stockholder agrees and acknowledges that remedies at law for any breach of Stockholder's obligations under this Section 3.02 are inadequate and that in addition thereto the Company shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

        SECTION 3.03 NO SOLICITATION. If Stockholder is not an officer or director of Parent, Stockholder will not, directly or indirectly, and will instruct Stockholder's agents, representatives, affiliates, employees, officers and directors, in case of a corporate entity, not to, directly or indirectly, solicit, initiate or encourage (including, without limitation, by way of furnishing public or nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the Stockholders of Parent) that constitutes, or may reasonably be expected to lead to, any Parent Acquisition Transaction, or enter into or maintain or continue discussion or negotiate with any person or entity in furtherance of such inquiries or to obtain a Parent Acquisition Transaction, or agree to or endorse any Parent Acquisition Transaction, or authorize or permit any of such agents, representatives, affiliates, employees, officers and directors to take any such action. Stockholder shall notify Company immediately after receipt by Stockholder or any of Stockholder's agents, representatives, affiliates, employees, officers and directors, in the case of a corporate entity, of any proposal for, or inquiry respecting, any Parent Acquisition Transaction or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of Parent by any person or entity that informs or has informed Parent or Stockholder that it is considering making or has made such a proposal or inquiry. Such notice to Company shall indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry. Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Parent Acquisition Transaction.

        SECTION 3.04 WAIVER OF APPRAISAL RIGHTS. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights that Stockholder or any other person may have by virtue of the ownership of any Shares with respect to the Merger and the other transactions contemplated by the Merger Agreement.

                                   ARTICLE IV

                               GENERAL PROVISIONS

        SECTION 4.01 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Merger Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

        SECTION 4.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Stockholder in this Agreement shall survive any termination of the Merger Agreement and this Agreement.

        SECTION 4.03 INDEMNIFICATION. Stockholder shall hold harmless and indemnify the Company and the Company's affiliates from and against, and shall compensate and reimburse the Company and the Company's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Company or any of the Company's affiliates, or to which the Company or any of the Company's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to (i) any inaccuracy in or breach of any representation or warranty contained in this Agreement or (ii) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement.

        SECTION 4.04 ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED THAT any assignment, delegation or attempted transfer of any rights, interests or

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obligations under this Agreement by Stockholder without the prior written consent of the Company shall be void.

        SECTION 4.05 FEES AND EXPENSES. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        SECTION 4.06 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this
Section 4.06):

        (a)   if to the Company:

              Captiva Software Corporation
              10145 Pacific Heights Blvd.
              San Diego, CA 92121
              Facsimile No.: (858) 657-0889
              Attention: Reynolds Bish


              with a copy to:

              Cooley Godward LLP
              4401 Eastgate Mall
              San Diego, CA 92121
              Facsimile No.: (858) 550-6420
              Attention: Lance W. Bridges
                         Deyan P. Spiridonov

        (b)   If to Stockholder:

              The address of record maintained by ActionPoint, Inc. in its stock records.

        SECTION 4.07 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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        SECTION 4.08 SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

        SECTION 4.09 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither the Company nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this
Section 4.09, and Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        SECTION 4.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state without regard to any conflicts of laws. In any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in Santa Clara County, California or the United States District Court for the Northern District of California, (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid and (c) each of the parties irrevocably waives the right to a trial by jury.

        SECTION 4.11 NO WAIVER. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The Company shall not be deemed to have waived any claim available to it arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of the Company. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 4.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of Company and Stockholder has executed or has caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.


                                      COMPANY



                                      By:
                                         ---------------------------------------
                                            Name:
                                            Title:

                                      STOCKHOLDER



                                         ---------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT A

                                  SHARES OWNED

                                                              Number of Shares
                                                                 of Company
                                                                Common Stock
                               Number of Shares                 Issuable upon
                                  of  Parent                     Exercise of
                                 Common Stock                Options, Warrants
  Name of                     Owned Beneficially            and Other Rights to
Stockholder                      and of Record              Acquire Such Stock
------------                -----------------------        --------------------
Matt Albanese                        11,489                         132,598
Patrick Edsell                         0                               0
John Finegan                         14,898                         197,057
Stephen Francis                      93,579                         218,125
Kimra Hawley                         57,575                         275,876
Thomas van Overbeek                 181,449                         125,000
Dave Sharp                           12,971                          33,150
Bruce Silver                          2,100                          15,000
John Stetak                           9,883                          88,114
Dan Tompkins                         56,000                          17,500
Jim Vickers                            0                               0

                                    EXHIBIT B

                                IRREVOCABLE PROXY

        The undersigned Stockholder of ActionPoint, Inc., a Delaware corporation ("PARENT"), hereby irrevocably (to the fullest extent permitted by law) appoints the President and Chief Financial Officer of the Captiva Software Corporation, a California corporation (the "COMPANY"), and each of them, as the sole and exclusive lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith between the Company and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of the Company entering into the Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT"), dated as of March 4, 2002, among Parent, Condor Merger Corp. a California corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or
(ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's true and lawful attorneys-in-fact and proxies to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver in the undersigned's name any consent, certificate or other document that may be required by law) at every annual, special or adjourned meeting of Stockholders of Parent and in every written consent in lieu of such meeting (i) in favor of adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement, (ii) against any Parent Acquisition Transaction (as defined in the Merger Agreement) or any other matter that could reasonably be expected to delay or not to facilitate approval of the Merger, (iii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or which could reasonably be expected to result in any of the conditions to Parent's obligations under the Merger Agreement not being fulfilled, and (iv) in favor of any other matter relating to the consummation of the transactions contemplated by the Merger Agreement.

        The attorneys-in-fact and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned may vote the Shares on all other matters. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.



Dated: March 4, 2002


                                  Signature of Stockholder:
                                                             -------------------

                                  Print Name of Stockholder:
                                                             -------------------

                                  Shares beneficially owned:

                                         _________ shares of Parent Common Stock

                                         _________ shares of Parent Common Stock
                                         issuable upon exercise of outstanding
                                         options or warrants

                                        3